UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of Earliest Event Reported): February 7, 2007
MERCANTILE BANCORP, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-32434 (Commission File Number)	37-1149138 (I.R.S. Employer Identification No.)
440 Maine Street, Quincy, Illinois 62301
(Address of Principal Executive Offices) (Zip Code)
(217) 223-7300
Registrant’s Telephone Number, Including Area Code
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition
          On February 7, 2007, Mercantile Bancorp, Inc. (the “Company”) issued a press release reporting unaudited net income for the year ended December 31, 2006 grew to $10.3 million, or $1.76 per share, an increase of 8.6 percent over net income of $9.5 million or $1.62 per share in the previous year. For the fourth quarter ended December 31, 2006 the Company reported net income of $3.2 million or 55 cents per share, compared with $2.5 million, or 42 cents per share in the fourth quarter a year earlier. Mercantile said earnings per share data for the prior-year periods have been adjusted to reflect its three-for-one stock split completed in June 2006.
          Net interest income for 2006 rose to $37.7 million, an increase of 6.5 percent. Net interest income in the fourth quarter amounted to $10.0 million vs. $9.3 million in the comparable period a year earlier. Reflecting the single loan, provision for loan losses in the fourth quarter was $1.7 million, compared with $688,000 in the fourth quarter a year ago. The Company posted noninterest income of $13.8 million in 2006, up 63.2 percent from $8.5 million the previous year.
          In the fourth quarter, noninterest income amounted to $5.3 million, compared with $2.4 million in the same period a year earlier. The increase was due principally to the recording of a $2.8 million gain from the sale of the company’s equity investment in GBC Bancorp during the fourth quarter of 2006, according to the Company.
          Noninterest expense in 2006 was $31.5 million, an increase of 13.6 percent over its level of $27.7 million the prior year. The increase was due to a combination of normal increases in the cost of salaries and benefits and staff additions, and higher professional fees due mostly to implementation of Sarbanes Oxley Section 404 and financing arrangements associated with acquisition activity. For the same reasons, noninterest expense in the fourth quarter amounted to $8.4 million, up from $7.3 million in the fourth quarter a year earlier.
          The full text of the earnings release is included herein as Exhibit 99.1 and is incorporated herein by reference.
Note: The information in this report provided in Item 2.02 (including the exhibit) is furnished pursuant to Item 2.02 and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section, or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.
Item 9.01 Financial Statements And Exhibits
     (c) Exhibits:

Exhibit
Number	Description

99.1	Press release issued by Mercantile Bancorp, Inc. on February 7, 2007

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Mercantile Bancorp, Inc.

By:	/s/ Dan S. Dugan

Name:	Dan S. Dugan
Title:	Chairman, President and
Chief Executive Officer
Date: February 7, 2007